As filed with the Securities and Exchange Commission on December 6, 2000.

                                                      Registration No. 333-_____


                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                          ----------------------------

                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                          ----------------------------

                               INTER-CON/PC, INC.
             (Exact name of registrant as specified in its charter)

                 MINNESOTA                                41-1853972
      (State or other jurisdiction of                  (I.R.S. Employer
      incorporation or organization)                  Identification No.)

                              7667 EQUITABLE DRIVE
                             EDEN PRAIRIE, MN 55344
              (Address of Principal Executive Offices and zip code)

                          ----------------------------

                               INTER-CON/PC, INC.
                   2000 NON-DIRECTORS AND EMPLOYEE STOCK PLAN

                               INTER-CON/PC, INC.
                        1997 DIRECTORS STOCK OPTION PLAN
                            (Full title of the Plans)

                          ----------------------------

                               Michael P. Ferderer
                     Sole Director, Chief Executive Officer
                           and Chief Financial Officer
                               Inter-Con/PC, Inc.
                              7667 Equitable Drive
                             Eden Prairie, MN 55344
  (Name, address, including zip code and telephone number of agent for service)

                                 (952) 975-0001
          (Telephone number, including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE

                                                              PROPOSED         PROPOSED
                                                              MAXIMUM          MAXIMUM
         TITLE OF EACH CLASS OF             AMOUNT TO     OFFERING PRICE  AGGREGATE OFFERING     AMOUNT OF
      SECURITIES TO BE REGISTERED         BE REGISTERED     PER SHARE(1)         PRICE        REGISTRATION FEE
Common Stock, no par value ............     3,750,000           $.25          $937,500              $248

--------------------------
(1) Estimated solely for the purpose of determining the registration fee pursuant to Rule 457(c) and (h) and based upon the closing price of the Company's Common Stock on the "Pink Sheets" on November 30, 2000.

                                     PART I

     Pursuant to Part I of Form S-8, the information required by Items 1 and 2 of Form S-8 is not filed as a part of this Registration Statement.

                                     PART II

Item 3. Incorporation of Documents by Reference.

     The following documents filed with the Securities and Exchange Commission are hereby incorporated by reference herein:

     (a) The Form 10SB filed on February 9, 2000, as amended on June 28, 2000 and September 12, 2000 (File No. 000-29415).

     (b) The Quarterly Reports of the Company on Form 10-QSB for the quarters ended March 31, 2000, as amended, June 30, 2000, as amended, and September 30, 2000.

     (c) The Description of the Company's capital stock as set forth in Part I,
     Item 8 of the Company's Form 10SB, as amended on June 28, 2000 and September 12, 2000.

     All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 4. Description of Securities.

     Not applicable.

Item 5. Interests of Named Experts and Counsel.

     Not applicable.

Item 6. Indemnification of Directors and Officers.

     Article 6 of the Company's Amended Articles of Incorporation provide for the indemnification of any person who serves or has served as a director of the Company in accordance with and to the fullest extent permitted by Minnesota law.

     The Minnesota Statutes contain an extensive indemnification provision which requires mandatory indemnification by a corporation of any officer, director and affiliated person who was or is a party, or who is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a member, director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a member, director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, and against judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted, or failed to act, in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. In some instances a court must approve such indemnification.

     As to indemnification for liabilities arising under the Securities Act of1933 for directors, officers or persons controlling the Company, the Company has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy and unenforceable.


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


Item 7. Exemption from Registration Claimed.

     Not applicable.

Item 8. Exhibits.

     Exhibits
     --------

     4.1       Inter-Con/PC, Inc. 2000 Non-employee Directors and Consultants
               Stock Plan

     4.2       Inter-Con/PC, Inc. 1997 Director's Stock Option Plan, as amended

     5.1       Opinion of Lindquist & Vennum P.L.L.P.

     23.1      Consent of Lindquist & Vennum P.L.L.P. (included in Exhibit 5.1)

     23.2      Consent of Schechter, Dokken, Kanter, Andrews & Selcer, Ltd.

Item 9. Undertakings.

(a) The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represents a fundamental change in the information set forth in the registration statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

          Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person connected with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

      The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Eden Praire, State of Minnesota, on December 5, 2000.

                                   INTER-CON/PC, INC.

                                   By: /s/ Michael P. Ferderer
                                       -----------------------------------------
                                       Michael P. Ferderer, Sole Director, Chief
                                       Executive Officer and Chief Financial
                                       Officer


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